SUB-ITEM 77I: Exhibit
            SELIGMAN CORE FIXED INCOME FUND, INC.



           Information regarding the changes in respect of the Registrant's Class C shares and Class D shares, effective as of the close of business on May 16, 2008, is incorporated by reference to the Registrant's Prospectus filed on Form 497 on April 1, 2008 (SEC Accession No. 0001169232-08-001545).